UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

——————

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SILVERSTAR MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-140299	98-0425627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 East 82nd Street, Suite 16D New York, NY  10028

(Address of principal executive offices (Zip Code)

October 24, 2011

Date of Report (Date of earliest event reported)

(917)531-2856

Registrant’s telephone number, including area code

CAVEAT PERTAINING TO FORWARD LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Registrant is detailed from time to time in the Registrant’s reports filed with the Commission. This report contains “forward looking statements” relating to the Registrant’s current expectations and beliefs. These include statements concerning operations, performance, financial condition and anticipated growth. For this purpose, any statements contained in this Form 8-K that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variation thereof or comparable terminology are intended to identify forward- looking statements. These statements by their nature involve substantial risks and uncertainties which are beyond the Registrant’s control. Should one or more of these risks or uncertainties materialize or should the Registrant’s underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward looking statements.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Previously engaged public accounting firm

On October 24, 2011 James Stafford, Inc. (“Stafford”) submitted his resignation as the Company’s  independent registered public accounting firm for Colmena Corp., effective immediately.

During the  Company’s  two most recent fiscal years ended September 30, 2010, and September 30, 2009,  and any subsequent interim period prior to the resignation of James Stafford, Inc. there were no reportable events as described in Item 304(a)(1)(v).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.  Dated this 11th   day of November  2011.

/s/ Neil Kleinman

Neil Kleinman
Chief Executive Officer and Director